ALR Technologies and IDEAS DWC LLC to Market the ALRT Diabetes Solution In the Middle East and North Africa

ALRT's comprehensive diabetes management system could improve outcomes and provide diagnostic tools for diabetes therapies in one of the world's most critical diabetes markets

(October 1, 2018 -- RICHMOND, VA) ALR Technologies Inc. (OTCPINK: ALRT) has signed a Collaboration Agreement with IDEAS DWC LLC. ("IDEAS"), a Dubai-based marketing company, to bring the ALRT Diabetes Solution to the estimated 40 million people with diabetes in the Middle East and North Africa (MENA) region. The International Diabetes Foundation reports that this regional area has the highest prevalence of diabetes in the world. The initial focus will be the Gulf Cooperation Council countries, specifically UAE, Saudi Arabia and Kuwait.

Under the terms of the agreement, IDEAS will conduct all business activities on behalf of ALRT in the region and ALRT will provide all necessary support to IDEAS.

Presentations have been made in Dubai to hospital and health groups and additional meetings are planned with Dubai and UAE health authorities.

"This agreement will give ALRT access to markets with growing diabetes prevalence through established professionals in the local markets," said Sidney Chan, Chairman and CEO of ALR Technologies Inc. "This will increase ALRT's marketing reach while helping to improve delivery of best practice diabetes care and patient outcomes in one of the world's most critical diabetes markets."

"With direct access to medical and health government authorities, close collaborations to more than 50 major medical chains and all major insurance companies in the region, IDEAS can advance ALRT's business to a new level." said Marian Han, Vice President of IDEAS DWC LLC.

MENA countries defined in the Collaboration Agreement include: Afghanistan, Algeria, Bahrain, Egypt, Iran, Iraq, Jordan, Kuwait, Lebanon, Libya, Morocco, Oman, Pakistan, Palestine, Qatar, Saudi Arabia, Sudan, Syria, United Arab Emirates and Yemen

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About ALR Technologies Inc.

ALR Technologies is a medical device company that developed the ALRT Diabetes Solution, a comprehensive approach to diabetes care that includes: a FDA-cleared and HIPAA compliant diabetes management system that collects data directly from blood glucose meters; a patent pending Predicative A1C to track treatment success between lab reports; FDA-cleared Insulin Dosing Adjustment that suggests insulin dosing changes to optimize drug therapy; and, performance tracking to ensure best practices are followed. Currently, the Company is focused on diabetes and will expand its services to cover other chronic diseases anchored on verifiable data. More information about ALR Technologies, Inc. can be found at www.alrt.com.

About IDEAS DWC LLC

IDEAS DWC LLC (IDL) is a subsidiary of IGC (IDEAS Group of Companies) - a global investment group with portfolios in different regions with core business in asset management, resource collaborations and government advisory member. Located in Dubai, IDL is specialized in marketing and consulting with

profound connections with different parties in the MENA region: royal families, government bodies, business conglomerates, celebrities, influencers and more. In medical and health industry, IDEAS has been evolving in projects bridging gaps of technology, products and the market with innovative business models and collaborations to leverage the powers and resources of different parties for multi-lateral success.

Contact: Ken Robulak: 727.736.3838 email: info@alrt.com

This release contains certain "forward-looking statements" relating to ALR Technologies' business, and these statements reflect the current views of ALR Technologies with respect to future events and are subject to certain risks, uncertainties and assumptions. When used, the words "estimate", "expect", "anticipate", "believe" and similar expressions are intended to identify such forward-looking statements. There are many factors that could cause the actual results, performance or achievements of ALR Technologies and its products to be materially different from any future results, performances or achievements that may be expressed or implied by such forward-looking statements. Further management discussions of risks and uncertainties can be found in the Company's quarterly filings with the Securities Exchange Commission.